UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2025

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 Freedom Drive, Ste. 200

Reston, Virginia 20190

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2025, NextNav Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders: (1) elected each of the Company’s director nominees to the Company’s Board of Directors (the “Board”); and (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results for each proposal submitted to a vote of the Company’s stockholders at the Meeting are set forth below.

Proposal 1.

To elect the nine (9) director nominees to the Board, each to serve until the Company’s 2026 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mariam Sorond	88,386,731	831,663	18,547,318
Bandel L. Carano	87,749,764	1,468,630	18,547,318
H. Wyman Howard III	88,831,103	387,291	18,547,318
Alan B. Howe	87,345,793	1,872,601	18,547,318
Jonathan A. Marcus	88,383,682	834,712	18,547,318
John B. Muleta	85,821,031	3,397,363	18,547,318
Nicola Palmer	88,406,368	812,026	18,547,318
Lorin Selby	88,828,809	389,585	18,547,318
Neil S. Subin	88,456,179	762,215	18,547,318

Proposal 2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Votes Abstained
107,216,148	237,820	311,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025

NEXTNAV INC.

By:	/s/ James Black
	Name:	James Black
	Title:	General Counsel and Secretary